                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 16, 1994
                                                        -----------------

                             Michaels Stores, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                                         75-1943604
     --------------------      ------------------      --------------------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)


                 5931 Campus Circle Drive, Irving, Texas, 75063
                     P.O. Box 619566, DFW, Texas 75261-9566
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code  (214) 580-8242
                                                          ----------------

ITEM 5. OTHER EVENTS.

     LEEWARDS CREATIVE CRAFTS, INC. ACQUISITION

     On May 10, 1994, Michaels Stores, Inc. ("Michaels" or the "Company") announced that it had signed a definitive merger agreement (the "Agreement and Plan of Merger") for the acquisition (the "Leewards Acquisition") of Leewards Creative Crafts, Inc. ("Leewards"), an Illinois-based arts and crafts retailer with approximately 100 stores located primarily in the midwestern and northeastern United States (the "Merger"). Following the Leewards Acquisition, the Company expects to close approximately 20 Leewards stores and four Company stores due to overlapping locations.

     The Agreement and Plan of Merger provides for an aggregate merger consideration not to exceed 1,550,000 shares of the Michaels common stock, par value $.10 per share ("Michaels Common Stock"). The aggregate consideration is
(i) subject to certain downward adjustments and (ii) payable, in part, in cash in lieu of shares with respect to the net value of outstanding options to purchase Leewards common stock, par value $.01 per share. Upon consummation of the Merger, the Company will also repay the indebtedness under Leewards' bank credit facility and subordinated notes. The Agreement and Plan of Merger provides that if the Company consummates an underwritten offering of Michaels Common stock on or before the closing of the Merger (a "Common Stock Offering") resulting in either: (i) net proceeds per share of at least $42.00, the total number of shares of Michaels Common Stock to be issued in connection with the Merger shall be reduced by a number of shares (the "Reduced Share Number") equal to 25% of the total number of shares sold in such offering excluding the underwriters overallotment option (not to exceed 750,000 shares), and, in lieu thereof, cash equal to the net proceeds per share multiplied by the Reduced Share Number shall be distributed in connection with the Merger or (ii) net proceeds per share of at least $39.00, the total number of shares of Michaels Common Stock to be issued in connection with the Merger shall be reduced by a number of shares (the "Alternate Reduced Share Number") equal to 25% of the total number of shares sold in such offering excluding the underwriters overallotment option (not to exceed 500,000 shares), and, in lieu thereof, cash equal to the net proceeds per share multiplied by the Alternate Reduced Share Number shall be distributed in connection with the Merger. The determination of whether (i) or (ii) above applies to the Common Stock Offering shall be determined by notice from Leewards to the Company on or before June 5, 1994.
If Leewards fails to provide such notice, Leewards shall be deemed to have elected (ii) above. The Company has filed a Registration Statement on Form S-3 (No. 33-53639), which contemplates a public offering of Michaels Common Stock. Consummation of the Merger is subject to customary conditions to closing, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, there having occurred no material adverse changes in the condition (financial or otherwise), operations, assets or liabilities of the Company or Leewards and approval of the Merger by Leewards' shareholders (including termination of certain Leewards stockholders agreements and warrants). The transaction is expected to close on or before July 31, 1994.

     OTHER ACQUISITIONS

     In February 1994, the Company acquired Treasure House Stores, Inc., a chain of nine arts and crafts stores operating primarily in the Seattle market, for 280,000 shares of Michaels Common Stock. In April 1994, the Company acquired the affiliated arts and crafts store chains of Oregon Craft & Floral, with eight stores located primarily in the Portland, Oregon area, and H&H
Craft & Floral, with eight stores located in southern California, for a total of 455,000 shares of Michaels Common Stock. All of these acquired stores will be converted to the Michaels format with grand openings scheduled for May through August of this year.

FINANCIAL STATEMENTS AND EXHIBITS.


     a.   PRO FORMA FINANCIAL INFORMATION.

     The following unaudited combined pro forma financial statements are included herein on pages A-2 to A-5: (i) unaudited Pro Forma Combined Statement of Income for the year ended January 30, 1994; (ii) Pro Forma Combined Balance Sheet Information as of January 30, 1994; and (iii) the related notes thereto.*

     b.   HISTORICAL FINANCIAL STATEMENTS OF LEEWARDS.

     Included on pages F-3 to F-17 herein are the following: (i) the audited Balance Sheets of Leewards as of January 30, 1994 and January 31, 1993;
(ii) the audited Statements of Operations of Leewards for the years ended January 30, 1994 and January 31, 1993; (iii) the audited Statements of Redeemable Preferred Stock and Common Stockholders' Equity of Leewards for the years ended January 30, 1994 and January 31, 1993; (iv) the audited Statements of Cash Flows of Leewards for the years ended January 30, 1994 and January 31, 1993; and (v) the related notes thereto.

     c.   EXHIBITS.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K:

Exhibit
Number    Description of Exhibit
- - -------   ----------------------

2.1 Agreement and Plan of Merger, dated as of May 10, 1994, among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(1)

2.2 Stock Purchase Agreement, dated as of February 16, 1994, among Michaels Stores, Inc., Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc.(2)

2.3       Amendment No. 1 to Stock Purchase Agreement(2)

2.4 Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

2.5 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

4.1       Restated Certificate of Incorporation of Michaels Stores, Inc.(3)

4.2       Bylaws of Michaels Stores, Inc. as amended and restated.(4)

4.3       Form of Common Stock Certificate.(4)

4.4 Common Stock and Warrant Agreement, dated as of October 16, 1984, between Michaels Stores, Inc. and Peoples Restaurants, Inc., including Form of Warrant.(5)

4.5 First Amendment to Common Stock and Warrant Agreement, dated October 31, 1984, between The First Dallas Group, Ltd. and Michaels Stores, Inc.(5)

4.6       Second Amendment to Common Stock and Warrant Agreement, dated
          November 28, 1984, between First Dallas Investments - Michaels I, Ltd. and Michaels Stores, Inc.(5)




- - --------------------
  * Pro forma financial statements do not reflect the acquisitions of Treasure House Stores, Inc., Oregon Craft & Floral and H&H Craft & Floral, as such acquisitions were not material in the aggregate.

4.7 Third Amendment to Common Stock and Warrant Agreement, dated February 27, 1985, between First Dallas Investments - Michaels Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc.(4)

4.8 Amendment to Common Stock and Warrant Agreement, dated September 1, 1992, between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd.(3)

4.9 Indenture, dated as of January 22, 1993, between Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up Convertible Subordinated Note, included therein.(5)

23        Consent of Deloitte & Touche(6)




____________________
(1) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-3 (No. 33-53639) and incorporated herein by reference.

(2) Previously filed as an exhibit to Michaels Stores, Inc. Registration statement on Form S-3 (no. 33-52311) and incorporated herein by reference.

(3) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(4) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1994 and incorporated herein by reference.

(5) Previously filed as an exhibit to Michaels Stores, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(6)  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 23, 1994

                                        MICHAELS STORES, INC.

                                        By: /s/ R. DON MORRIS
                                           ------------------------------------
                                           R. Don Morris
                                           Executive Vice President, Chief
                                           Financial Officer and Director

   Pro Forma Combined Condensed Financial Statements of Michaels and Leewards

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The accompanying unaudited pro forma combined statement of income of the Company for the year ended January 30, 1994 has been prepared as if the Leewards Acquisition, which will be accounted for by the purchase method of accounting, occurred on February 1, 1993, the beginning of fiscal year 1993. The accompanying unaudited pro forma combined balance sheet of the Company as of January 30, 1994 has been prepared as if the Leewards Acquisition occurred on that date.

    The historical financial information of Leewards has been derived from its historical financial statements included herein. The historical financial information of the Company has been derived from the historical financial statements appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 30, 1994. Certain amounts in the statement of operations of Leewards for fiscal year 1993 included in the pro forma combined statement of income have been reclassified to conform to the method of presentation used by Michaels. The pro forma adjustments are preliminary and are based upon available information and assumptions that management of the Company believes are reasonable. The unaudited pro forma combined financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Company and Leewards.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JANUARY 30, 1994
                                  (UNAUDITED)

                                                                                         PRO FORMA     PRO FORMA
                                                              MICHAELS     LEEWARDS     ADJUSTMENTS      TOTAL
                                                             -----------  -----------  -------------  -----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..................................................  $   619,688  $   191,136                 $   810,824
Cost of sales and occupancy expense........................      403,869      130,638  $   (1,903)(A)     532,604
Selling, general and administrative expense................      174,463       57,000         443(B)      233,598
                                                                                            1,692(C)
                                                             -----------  -----------  -------------  -----------
Operating income...........................................       41,356        3,498        (232)         44,622
Interest expense...........................................        6,378        3,439      (1,775)(D)       8,042
Other (income) and expense, net............................       (7,666)         635                      (7,031)
                                                             -----------  -----------  -------------  -----------
Income before income taxes.................................       42,644         (576)      1,543          43,611
Provision for income taxes.................................       16,357         (236)      1,294(E)       17,415
                                                             -----------  -----------  -------------  -----------
Net income.................................................  $    26,287  $      (340) $      249     $    26,196
                                                             -----------  -----------  -------------  -----------
                                                             -----------  -----------  -------------  -----------
Earnings per common and common equivalent share............  $      1.53                              $      1.40
Earnings per common share -- assuming full dilution........  $      1.52                              $      1.40
Weighted average common and common equivalent shares.......       17,231                     1,451         18,682
Weighted average shares assuming full dilution.............       19,809                     1,451         21,260

       See accompanying Notes to Pro Forma Combined Financial Statements.

                  PRO FORMA COMBINED BALANCE SHEET INFORMATION
                                JANUARY 30, 1994
                                  (UNAUDITED)
                                     ASSETS

                                                                                                      PRO
                                                                                     PRO FORMA       FORMA
                                                             MICHAELS    LEEWARDS   ADJUSTMENTS      TOTAL
                                                            -----------  ---------  ------------  -----------
                                                                             (IN THOUSANDS)
Current assets:
  Cash and equivalents....................................  $       867  $   2,946   $    (2,205)(F) $     1,608
  Marketable and other securities.........................       67,956      --                           67,956
  Merchandise inventories.................................      206,185     53,090        (6,770)(G)     252,505
  Prepaid expenses and other..............................       16,004      5,270        (2,000)(G)      33,774
                                                                                          14,500 (G)
                                                            -----------  ---------  ------------     -----------
    Total current assets..................................      291,012     61,306         3,525         355,843
                                                            -----------  ---------  ------------     -----------
Property and equipment, net...............................       75,872     18,945        (3,887)(G)      90,930
Costs in excess of net assets of acquired operations,
 net......................................................       23,503      --           67,690 (G)      91,193
Other assets..............................................        7,443      6,517        (6,517)(G)       7,443
                                                            -----------  ---------  ------------     -----------
                                                            $   397,830  $  86,768   $    60,811     $   545,409
                                                            -----------  ---------  ------------     -----------
                                                            -----------  ---------  ------------     -----------
                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................  $    42,309  $  15,157                   $    57,466
  Short-term bank debt....................................       13,000     15,525   $    16,961 (H)      45,486
  Subordinated debentures.................................                  16,961       (16,961)(H)       --
  Income taxes payable....................................        7,866      --            1,038 (G)       8,904
  Accrued liabilities and other...........................       46,021     13,563         3,624 (F)      87,586
                                                                                          24,378 (G)
                                                            -----------  ---------  ------------     -----------
    Total current liabilities.............................      109,196     61,206        29,040         199,442
                                                            -----------  ---------  ------------     -----------
Convertible subordinated notes............................       97,750                                   97,750
Deferred income taxes and other...........................        5,469      3,195        (3,195)(G)       5,469
                                                            -----------  ---------  ------------     -----------
    Total long-term liabilities...........................      103,219      3,195        (3,195)        103,219
                                                            -----------  ---------  ------------     -----------
                                                                212,415     64,401        25,845         302,661
                                                            -----------  ---------  ------------     -----------
Redeemable preferred stock................................        --        29,583       (29,583)(G)       --
Shareholders' equity:
  Common stock............................................        1,670          2            (2)(G)       1,815
                                                                                             145 (F)
  Additional paid-in capital..............................      107,168        733          (733)(G)     164,356
                                                                                          57,188 (F)
  Retained earnings.......................................       76,577     (7,951)        7,951 (G)      76,577
                                                            -----------  ---------  ------------     -----------
    Total shareholders' equity............................      185,415     (7,216)       64,549         242,748
                                                            -----------  ---------  ------------     -----------
                                                            $   397,830  $  86,768   $    60,811     $   545,409
                                                            -----------  ---------  ------------     -----------
                                                            -----------  ---------  ------------     -----------

       See accompanying Notes to Pro Forma Combined Financial Statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    Adjustments to the pro forma combined statement of income to reflect the consummation of the Leewards Acquisition as of February 1, 1993 are as follows:

        (A) To eliminate nonrecurring costs, primarily rental and related occupancy costs, associated with the Leewards distribution center. Upon consummation of the Leewards Acquisition and completion of the conversion of the Leewards stores, the Leewards distribution center is to be closed.

        (B) To adjust selling, general and administrative expense to (i) expense pre-opening costs deferred by Leewards consistent with the Company's accounting policy whereby pre-opening costs are expensed in the fiscal year in which the store opens and (ii) to eliminate nonrecurring costs, primarily salaries and related benefits, associated with reductions of Leewards personnel and other costs.

        (C) To amortize costs in excess of net assets acquired over a 40-year period on a straight-line basis.

        (D) To reduce the interest expense on the Leewards indebtedness consisting of approximately $17 million of subordinated debentures and $11.5 million of average short-term borrowings from their stated rates of 13.5% and 7.75%, respectively, to 4.9%, which rate approximates the Company's incremental borrowing rate for fiscal year 1993. In connection with the Leewards Acquisition, the Leewards subordinated debentures and short-term borrowings are required to be repaid.

        (E) To reflect the tax effects applicable to the above entries, exclusive of the amortization of costs in excess of net assets acquired, at a 40% effective tax rate.

        Adjustments to the pro forma balance sheet to reflect the consummation of the Leewards Acquisition as of January 30, 1994 are as follows:

        (F) To record the costs of the Leewards Acquisition

       1.  Cash consideration to be paid                           $   2,205
       2.  Shares to be issued in connection with the
            Leewards Acquisition (1,451,468 shares at
            an assumed price of $39.50 per share)                     57,333
       3.  Liabilities incurred by Leewards in
            connection with the Leewards Acquisition
            by Michaels                                 $   2,374
       4.  Transaction costs                                1,250      3,624
                                                        ---------  ---------
           Total acquisition costs                                 $  63,162
                                                                   ---------
                                                                   ---------

        (G) To adjust the carrying values of the net assets acquired to estimated fair value as of January 30, 1994 and to accrue various liabilities assumed in connection with the Leewards Acquisition

       1.  Write-down inventories to liquidate
            incompatible merchandise of Leewards                   $   6,770
       2.  Write-off deferred pre-opening costs to
            conform Leeward's accounting policy to
            that of Michaels                                           2,000
       3.  Write-off tradenames and other deferred
            costs of Leewards                                          6,517

                                  (UNAUDITED)

       4.  Accrue costs of closing certain Leewards'
            stores, corporate office and warehouse
            including lease termination costs,
            severance pay and other costs               $  20,971
       5.  Accrue costs associated with the changeover
            of stores from the Leewards format to the
            Michaels format                                 3,407     24,378
                                                        ---------
       6.  Write-off of the carrying values of
            leasehold improvements related to
            facilities to be closed and other
            adjustments to state other property and
            equipment at estimated fair value                          3,887
       7.  Record deferred tax assets related to the
            above adjustments                                        (14,500)
       8.  Eliminate deferred tax liabilities of
            Leewards at the Leewards Acquisition date                 (3,195)
       9.  Record income tax liabilities assumed by
            Michaels in connection with the Leewards
            Acquisition related primarily to the
            termination of the LIFO method of
            inventory valuation for tax reporting
            purposes, net of the tax benefits related
            to certain transaction costs                               1,038
      10.  Eliminate redeemable preferred stock and
            common stockholders' deficit of Leewards
            as of the Leewards Acquisition date                      (22,367)
                                                                   ---------
           Excess of fair value of liabilities over
            net assets acquired                                        4,528
           Total acquisition costs                                    63,162
                                                                   ---------
           Costs in excess of the net assets acquired              $  67,690
                                                                   ---------
                                                                   ---------

        (H) To reflect additional borrowings on Michaels' credit facility to fund the required repayment of the Leewards subordinated notes in connection with the Leewards Acquisition.

                       Financial Statements of Leewards

                         LEEWARDS CREATIVE CRAFTS, INC.
                              INDEX TO FINANCIALS



                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITOR'S REPORT..............................................   F-2
FINANCIAL STATEMENTS FOR THE YEARS ENDED JANUARY 30, 1994 AND
 JANUARY 31, 1993:
  Balance Sheets..........................................................   F-3
  Statements of Operations................................................   F-5
  Statements of Redeemable Preferred Stock and Common
   Stockholders' Equity...................................................   F-6
  Statements of Cash Flows................................................   F-7
  Notes to Financial Statements...........................................   F-8

                        Two Prudential Plaza            Telephone: (312)946-3000
                        180 North Stetson Avenue        Facsimile: (312)946-2600
                        Chicago, Illinois 60601-6779


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Leewards Creative Crafts, Inc.
Elgin, Illinois

    We have audited the accompanying balance sheets of Leewards Creative Crafts, Inc. as of January 30, 1994 and January 31, 1993 and the related statements of operations, of redeemable preferred stock and common stockholders' equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Leewards Creative Crafts, Inc. as of January 30, 1994 and January 31, 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 11, the Company has entered into an Agreement and Plan of Merger (the "Agreement") whereby it will become a wholly owned subsidiary of Michaels Stores, Inc. ("Michaels"). The Agreement also provides that simultaneously with the merger closing, Michaels shall cause the Company to repay its long-term debt.



DELOITTE & TOUCHE



March 4, 1994
(May 11, 1994 as to Note 11)

                         LEEWARDS CREATIVE CRAFTS, INC.
                                 BALANCE SHEETS
                     JANUARY 30, 1994 AND JANUARY 31, 1993
                          (IN 000'S EXCEPT SHARE DATA)
                                     ASSETS

                                                                                                      1994       1993
                                                                                                    ---------  ---------
CURRENT ASSETS:
  Cash and cash equivalents.......................................................................  $   2,946  $   2,619
  Accounts receivable, net of allowance for doubtful accounts:
   1994 -- $2; 1993 -- $3.........................................................................      1,372        654
  Merchandise inventories.........................................................................     53,090     37,530
  Prepaid expenses and other current assets.......................................................      3,898      2,745
  Deferred income taxes...........................................................................        343        495
                                                                                                    ---------  ---------
      Total current assets........................................................................     61,649     44,043
PROPERTY AND EQUIPMENT:
  Land............................................................................................        732        733
  Buildings and improvements......................................................................        987        972
  Leasehold improvements..........................................................................      6,918      5,169
  Machinery and equipment.........................................................................     20,822     13,860
  Construction in progress........................................................................         84         20
                                                                                                    ---------  ---------
                                                                                                       29,543     20,754
  Less accumulated depreciation and amortization..................................................     10,598      8,631
                                                                                                    ---------  ---------
      Property and equipment -- net...............................................................     18,945     12,123
OTHER ASSETS:
  Trade name, less accumulated amortization:
   1994 -- $871; 1993 -- $719.....................................................................      5,188      5,340
  Other intangibles, less accumulated amortization:
   1994 -- $11,557; 1993 -- $11,113...............................................................        596      1,040
  Deferred financing costs, less accumulated amortization:
   1994 -- $2,687; 1993 -- $2,299.................................................................        656        892
  Notes receivable................................................................................         70
  Miscellaneous assets............................................................................          7          7
                                                                                                    ---------  ---------
      Total other assets..........................................................................      6,517      7,279
                                                                                                    ---------  ---------
TOTAL.............................................................................................  $  87,111  $  63,445
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                                 BALANCE SHEETS
                     JANUARY 30, 1994 AND JANUARY 31, 1993
                          (IN 000'S EXCEPT SHARE DATA)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                      1994       1993
                                                                                                    ---------  ---------
CURRENT LIABILITIES:
  Accounts payable................................................................................  $  15,157  $   9,147
  Accrued expenses................................................................................     12,851     11,193
  Taxes other than income taxes...................................................................        712        798
  Current maturities of long-term debt............................................................     17,602      7,348
  Long-term debt classified as current (Note 4)...................................................     14,884
  Income taxes payable............................................................................                 1,098
                                                                                                    ---------  ---------
      Total current liabilities...................................................................     61,206     29,584
LONG-TERM DEBT....................................................................................                16,961
DEFERRED INCOME TAXES.............................................................................      3,538      3,926
                                                                                                    ---------  ---------
      Total liabilities...........................................................................     64,744     50,471
COMMITMENTS AND CONTINGENCIES (Note 10)
REDEEMABLE PREFERRED STOCK:
  Class A Cumulative Exchangeable Senior Preferred Stock, $0.01 par value; shares authorized: 1994
   -- 4,000; 1993 -- 2,135; shares outstanding: 1994 -- 2,349; 1993 -- 2,135......................         10          9
  Class B Cumulative Exchangeable Senior Preferred Stock, $0.01 par value; shares authorized: 1994
   -- 4,700; 1993 -- 2,514; shares outstanding: 1994 -- 2,765; 1993 -- 2,514......................         11         10
  Exchangeable Preferred Stock, $0.01 par value; shares authorized: 1994 -- 800,000; 1993 --
   393,472; shares outstanding: 1994 -- 427,322; 1993 -- 393,472..................................        325        255
  Class C Senior Convertible Preferred Stock, $0.01 par value; 562,500 shares authorized: 549,629
   shares outstanding.............................................................................          5          5
  Class D Senior Convertible Preferred Stock, $0.01 par value; shares authorized: 1994 -- 194,050;
   shares outstanding, 194,035....................................................................          2
  Class E Senior Convertible Preferred Stock, $0.01 par value; shares authorized and outstanding:
   1994 -- 129,712................................................................................          1
  Undesignated Preferred Stock, $0.01 par value; shares authorized and outstanding: 1994 --
   1,605,038; 1993 -- 2,039,379; 0 shares issued..................................................
  Additional paid-in capital......................................................................     29,229     18,579
                                                                                                    ---------  ---------
      Total redeemable preferred stock............................................................     29,583     18,858
COMMON STOCKHOLDERS' DEFICIENCY:
  Common stock, $0.01 par value; shares authorized: 1994 -- 4,000,000; 1993 -- 2,800,000; shares
   outstanding: 78,281............................................................................          1          1
  Class B Common Stock, $0.01 par value; shares authorized: 1994 -- 300,000; 1993 -- 200,000;
   shares outstanding: 73,275.....................................................................          1          1
  Class C Common Stock, $0.01 par value; shares authorized: 1994 -- 600,000; 0 shares issued......
  Additional paid-in capital......................................................................        733        746
  Deficit.........................................................................................     (7,951)    (6,632)
                                                                                                    ---------  ---------
      Common stockholders' deficiency.............................................................     (7,216)    (5,884)
                                                                                                    ---------  ---------
TOTAL.............................................................................................  $  87,111  $  63,445
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                            STATEMENTS OF OPERATIONS
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993
                                   (IN 000'S)

                                                                                             1994         1993
                                                                                          -----------  -----------
NET SALES...............................................................................  $   190,261  $   169,014
COST OF SALES...........................................................................       99,093       86,431
                                                                                          -----------  -----------
                                                                                               91,168       82,583
OPERATING EXPENSES:
  Selling and delivery..................................................................       76,219       63,845
  General and administrative............................................................        6,900        5,754
  Amortization of deferred pre-opening expenses.........................................        1,387        1,092
  Depreciation and amortization.........................................................        3,549        3,431
                                                                                          -----------  -----------
                                                                                               88,055       74,122
                                                                                          -----------  -----------
OPERATING EARNINGS......................................................................        3,113        8,461
OTHER INCOME (EXPENSE):
  Restructuring expenses (Notes 1, 4 and 6).............................................          (24)      (1,632)
  Gain (loss) on assets disposal........................................................         (226)         503
  Interest income.......................................................................                        22
  Interest expense:
    Related parties.....................................................................       (2,285)      (2,137)
    Other...............................................................................       (1,154)      (1,759)
                                                                                          -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES.......................................................         (576)       3,458
INCOME TAXES
  Currently payable.....................................................................           93        1,159
  Deferred income taxes (benefit).......................................................         (329)         394
                                                                                          -----------  -----------
                                                                                                 (236)       1,553
                                                                                          -----------  -----------
NET INCOME (LOSS).......................................................................  $      (340) $     1,905
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
    STATEMENTS OF REDEEMABLE PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993
                                   (IN 000'S)

                                                                        REDEEMABLE PREFERRED STOCK
                                          ---------------------------------------------------------------------------------------
                                                                          EXCHANGEABLE
                                          EXCHANGEABLE    EXCHANGEABLE      PREFERRED     CONVERTIBLE    CONVERTIBLE  CONVERTIBLE
                                             CLASS A         CLASS B          STOCK         CLASS C        CLASS D      CLASS E
                                          -------------   -------------   -------------   ------------   -----------  -----------
BALANCE, FEBRUARY 2, 1992...............  $        439    $        759    $        371
  Amortization of issuance fees.........
  Class A, Class B and exchangeable
   preferred dividends accrued..........           330             390             447
  Sale of Class C preferred stock.......                                                  $        30
  Sale of common stock..................
  Repurchase and cancellation of
   outstanding shares...................
  Paid-in-kind dividend.................          (760)         (1,139)           (563)
  Reverse split-common stock and Class C
   preferred............................                                                          (25)
  Repurchase options....................
  Net income............................
                                                ------    -------------         ------          -----
BALANCE, JANUARY 31, 1993...............             9              10             255              5
  Amortization of issuance fees.........
  Class A, Class B and Exchangeable
   preferred dividends accrued..........           215             252             408
  Sale of Class D preferred stock.......                                                                 $      2
  Sale of Class E preferred stock.......                                                                              $      1
  Paid-in-kind dividend, May 1, 1993....                                          (338)
  Repurchase options....................
  Paid-in-kind dividend, January 15,
   1994.................................          (214)           (251)
  Net loss..............................
                                                                                                               --           --
                                                ------    -------------         ------          -----
BALANCE, JANUARY 30, 1994...............  $         10    $         11    $        325    $         5    $      2     $      1
                                                                                                               --           --
                                                                                                               --           --
                                                ------    -------------         ------          -----
                                                ------    -------------         ------          -----

                                          REDEEMABLE
                                          PREFERRED
                                            STOCK               COMMON STOCKHOLDERS' EQUITY
                                          ----------     ------------------------------------------
                                          ADDITIONAL                         ADDITIONAL
                                           PAID-IN       COMMON    CLASS B     PAID-IN
                                           CAPITAL        STOCK    COMMON      CAPITAL     DEFICIT
                                          ----------     -------   -------   -----------   --------
BALANCE, FEBRUARY 2, 1992...............  $   5,890      $    5    $    5    $    1,190    $ (7,314)
  Amortization of issuance fees.........         56                                             (56)
  Class A, Class B and exchangeable
   preferred dividends accrued..........                                                     (1,167)
  Sale of Class C preferred stock.......     10,146
  Sale of common stock..................                                            100
  Repurchase and cancellation of
   outstanding shares...................                     (1)                   (527)
  Paid-in-kind dividend.................      2,462
  Reverse split-common stock and Class C
   preferred............................         25          (3)       (4)            7
  Repurchase options....................                                            (24)
  Net income............................                                                      1,905
                                                             --        --
                                          ----------                         -----------   --------
BALANCE, JANUARY 31, 1993...............     18,579           1         1           746      (6,632)
  Amortization of issuance fees.........        104                                            (104)
  Class A, Class B and Exchangeable
   preferred dividends accrued..........                                                       (875)
  Sale of Class D preferred stock.......      5,840
  Sale of Class E preferred stock.......      3,903
  Paid-in-kind dividend, May 1, 1993....        338
  Repurchase options....................                                            (13)
  Paid-in-kind dividend, January 15,
   1994.................................        465
  Net loss..............................                                                       (340)
                                                             --        --
                                          ----------                         -----------   --------
BALANCE, JANUARY 30, 1994...............  $  29,229      $    1    $    1    $      733    $ (7,951)
                                                             --        --
                                                             --        --
                                          ----------                         -----------   --------
                                          ----------                         -----------   --------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                            STATEMENTS OF CASH FLOWS
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993
                                   (IN 000'S)

                                                                 1994       1993
                                                               --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................   $   (340)  $  1,905
  Adjustments to reconcile net income (loss) to net cash
   flows from operating activities:
    Depreciation and amortization...........................      3,549      3,290
    Deferred income taxes...................................       (236)       503
    Loss (gain) on disposal of fixed assets.................        226       (503)
    Changes in:
      Accounts receivable...................................       (718)       521
      Merchandise inventories...............................    (15,560)     6,969
      Prepaid expenses and other current assets.............     (1,153)     1,303
      Accounts payable......................................      6,010    (11,952)
      Accrued expenses and other liabilities................          4       (448)
      Taxes other than income...............................        (86)       (46)
      Notes receivable......................................        (70)        88
      Miscellaneous assets..................................                    (1)
                                                               --------   --------
        Net cash flows from operating activities............     (8,374)     1,629
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (9,670)    (1,141)
  Proceeds from sale of property............................         57      1,503
                                                               --------   --------
        Net cash flows from investing activities............     (9,613)       362
CASH FLOWS FROM FINANCING ACTIVITIES:
  Financing fees paid for restructuring revolving and term
   credit agreements........................................       (152)      (433)
  Proceeds from issuance of stock...........................      9,746     10,276
  Repurchase of stock.......................................        (13)      (551)
  Issuance of subordinated debt accrual notes...............                 2,077
  Net borrowings (repayments) under revolving credit
   agreement................................................      8,177    (13,934)
  Increase in checks outstanding............................        556        474
                                                               --------   --------
        Net cash flows from financing activities............     18,314     (2,091)
                                                               --------   --------
NET INCREASE (DECREASE) IN CASH.............................        327       (100)
CASH AND CASH EQUIVALENTS -- Beginning of year..............      2,619      2,719
                                                               --------   --------
CASH AND CASH EQUIVALENTS -- End of year....................   $  2,946   $  2,619
                                                               --------   --------
                                                               --------   --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest:
    Related parties.........................................   $  2,290   $
                                                               --------   --------
                                                               --------   --------
    Other...................................................   $  1,130   $  1,804
                                                               --------   --------
                                                               --------   --------
  Cash paid during the year for income taxes................   $  1,103   $    188
                                                               --------   --------
                                                               --------   --------

                       See notes to financial statements.

                         LEEWARDS CREATIVE CRAFTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

1.  SUMMARY OF ACCOUNTING POLICIES:

    OPERATIONS AND RESTRUCTURING

    The Company engages in the retail sale of craft and home decor products. The Company maintained the following number of Company-operated and franchised stores at:

                                                 COMPANY-
                                                 OPERATED    FRANCHISES    TOTAL
                                                 --------    ----------    -----
January 30, 1994...............................     99            3          102
January 31, 1993...............................     85            2           87

    During the year ended January 31, 1993, the Company effected a restructuring of its debt (Note 4), capital structure (Note 6) and ongoing operations. Costs associated with these efforts, other than those directly associated with the debt and capital restructurings, are included in restructuring expenses. Such expenses include store closing, severance and other costs incurred in connection with these efforts.

    FISCAL YEAR-END -- The Company's fiscal year-end is the Sunday closest to January 31.

    CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash; amounts due from major credit card companies, which are collected within 1 to 2 days after date of sale; and highly liquid investments which, at time of purchase, have maturities of three months or less.

    MERCHANDISE INVENTORIES -- Merchandise inventories are stated at the lower of last-in, first-out (LIFO) cost or market. During the year ended January 31, 1993, LIFO inventories were reduced from levels at the beginning of the year. These reductions resulted in liquidation of LIFO inventory quantities carried at the lower costs prevailing in the prior year as compared with the cost of the current year's purchases. At January 30, 1994 and January 31, 1993, inventory was valued at market which was lower than LIFO cost.

    PRE-OPENING COSTS -- Pre-opening costs incurred for the opening of retail locations are deferred and amortized over 12 months, commencing in the month after the location opens. Unamortized deferred pre-opening costs included in prepaid expenses were $2,208,000 and $97,000 at January 30, 1994 and January 31, 1993, respectively.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets, which are as follows:

Buildings and improvements..................                         25-30 years
Leasehold improvements......................    Shorter of lease term or 10 years
Machinery and equipment.....................                          3-10 years

    INTANGIBLE ASSETS -- Intangible assets, primarily the trade name, and favorable lease agreements, are reported net of accumulated amortization. The assets are being amortized on a straight-line basis over their useful lives which range from 3 to 40 years.

    INCOME TAXES -- The Company adopted SFAS No. 109, "Accounting for Income Taxes," in the year ended January 31, 1993 and, accordingly, computes deferred taxes using the liability method. Deferred tax assets and liabilities are recorded based on differences between the financial statements and income tax basis of assets and liabilities and the tax rate in effect when these differences are expected to reverse.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

2.  ACCRUED EXPENSES
    Accrued expenses include the following (in 000's):

                                                                         JANUARY 30,      JANUARY 31,
                                                                            1994             1993
                                                                       ---------------  ---------------
Outstanding checks...................................................     $   4,895        $   4,339
Accrued payroll......................................................         2,396            2,970
Other................................................................         5,560            3,884
                                                                       ---------------  ---------------
Total................................................................     $  12,851        $  11,193
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

3.  INCOME TAXES
    The provision (benefit) for income taxes consists of the following (in
000's):

                                                                         JANUARY 30,      JANUARY 31,
                                                                            1994             1993
                                                                       ---------------  ---------------
Current:
  Federal............................................................                      $     829
  State..............................................................     $      93              330
                                                                             ------          -------
                                                                                 93            1,159
                                                                             ------          -------
Deferred:
  Federal............................................................          (273)             310
  State..............................................................           (56)              84
                                                                             ------          -------
                                                                               (329)             394
                                                                             ------          -------
Total provision (benefit) for income taxes...........................     $    (236)       $   1,553
                                                                             ------          -------
                                                                             ------          -------

    Provision for deferred taxes results from temporary differences in the recognition of revenue and expense for financial statement and tax purposes. Temporary differences arise principally from the following (in 000's):

                                                                         JANUARY 30,      JANUARY 31,
                                                                            1994             1993
                                                                       ---------------  ---------------
Amortization of intangibles..........................................     $    (203)       $    (285)
Deferred store pre-opening costs.....................................           708             (321)
Accrued liabilities..................................................          (294)             137
Inventory capitalization.............................................          (416)             205
Inventory reserves...................................................           127              118
Depreciation.........................................................           343              183
State taxes and effect of changes in state tax rates.................            70              109
Alternative minimum tax..............................................           (47)             171
Net operating loss...................................................          (667)
Other................................................................            50               77
                                                                             ------           ------
Total................................................................     $    (329)       $     394)
                                                                             ------           ------
                                                                             ------           ------

    The difference between the statutory federal income tax rate and the effective tax rate is as follows:

                                                                        JANUARY 30,    JANUARY 31,
                                                                           1994           1993
                                                                       -------------  -------------
Statutory federal income tax rate....................................        (34.0)%         34.0%
State taxes, net of federal benefit..................................         (6.9)           6.1
Deferred tax adjustment..............................................                         4.8
                                                                             -----          -----
Effective income tax rate............................................         40.9%          44.9%
                                                                             -----          -----
                                                                             -----          -----

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

3.  INCOME TAXES (CONTINUED)
    At January 30, 1994 and January 31, 1993, the components of the deferred income tax liability and asset were as follows (in 000's):

                                                                             JANUARY 30,  JANUARY 31,
                                                                                1994         1993
                                                                             -----------  -----------
Deferred tax liability:
  Intangibles..............................................................   $   2,368    $   2,558
  Property and equipment...................................................       1,894        1,487
  Other, net...............................................................         (54)        (119)
  Net operating loss carryforward..........................................        (670)
                                                                             -----------  -----------
    Total..................................................................   $   3,538    $   3,926
                                                                             -----------  -----------
                                                                             -----------  -----------
Deferred tax asset:
  Inventory................................................................   $     337
  Accrued expenses.........................................................         860    $     487
  Prepaid expenses.........................................................      (1,129)        (184)
  AMT credit carryforward..................................................         218           91
  Other -- net.............................................................          57          101
                                                                             -----------  -----------
    Total..................................................................   $     343    $     495
                                                                             -----------  -----------
                                                                             -----------  -----------

    At January 30, 1994, the Company has $218,000 of AMT credits available for carryforward to future years and an NOL carryforward of $1,635,000 which expires in 2009.

4.  LONG-TERM DEBT
    Long-term debt consists of (in 000's):

                                                                             JANUARY 30,  JANUARY 31,
                                                                                1994         1993
                                                                             -----------  -----------
Revolving and term loan(a).................................................   $  15,525    $   7,348
Subordinated debentures(b),(c).............................................      16,961       16,961
                                                                             -----------  -----------
Total long-term debt (See Note 11).........................................      32,486       24,309
Less current maturities....................................................     (32,486)      (7,348)
                                                                             -----------  -----------
  Total....................................................................   $            $  16,961
                                                                             -----------  -----------
                                                                             -----------  -----------

    (a) In August 1988, the Company entered into a secured revolving credit and term loan agreement (the "agreement") which enabled the Company to borrow up to a maximum of $25,000,000. On June 13, 1990, the Company restructured the agreement to provide for additional borrowings up to $32,000,000 through August 19, 1993. On April 2, 1993 the borrowing limit was reduced to $29,920,000.

    Borrowings outstanding under the agreement are (in 000's):

                                                                             JANUARY 30,  JANUARY 31,
                                                                                1994         1993
                                                                             -----------  -----------
Revolving loans............................................................   $  14,067    $   4,235
Term loan..................................................................       1,458        3,113
                                                                             -----------  -----------
  Total....................................................................   $  15,525    $   7,348
                                                                             -----------  -----------
                                                                             -----------  -----------

    The borrowings under the agreement are collateralized by the assets of the Company. Interest is payable monthly based on the rate of interest publicly announced by Citibank in New York, New York as Citibank's "base rate" ("Base Rate"). In the year ended January 30, 1994, the interest rate was

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

4.  LONG-TERM DEBT (CONTINUED)
Base Rate plus 2% for the period from February 1, 1993 to April 2, 1993 and Base Rate plus 1.75% for the period from April 3, 1993 to January 30, 1994. During the prior year ended January 31, 1993, the interest rate was Base Rate plus 5% for the period from February 3, 1992 to June 22, 1992 and Base Rate plus 2% for the period from June 23, 1992 to January 31, 1993. In the year ended January 30, 1994, the interest rate fluctuated between 7.75% and 8.0% and was 7.75% at year-end; in the prior year, the rate fluctuated between 8.0% and 11.5% and was 8.0% at year-end.

    Under the revolving credit loan, as restructured, the full availability of this credit line is contingent on the cost of collateralized inventory, less certain adjustments. Commitment fees on the revolving loan are one-half of one percent of the average daily unused portion of the total facility, payable monthly.

    The term loan, as restructured, requires quarterly principal payments of $413,750 and the balance on August 19, 1994.

    The Company is in the preliminary stages of negotiating a new and expanded credit facility.

    In consideration for expanding the credit facility, the Company paid a one-time fee of $200,000 and issued warrants to Citicorp to purchase 3,250 shares of Class B Common Stock, par value $0.01 per share, subject to adjustment under certain antidilution provisions. The warrants are exercisable from the date of issuance at $141.65 per share and expire the later of June 13, 1995 or upon full payment of the credit facility.

    The agreement has covenants providing for mandatory prepayment provisions and requiring the Company to meet specified financial ratios and income tests. Such tests include, but are not limited to, net worth and earnings before interest, depreciation and taxes. The covenants impose limitations on, among other things, the amount of capital expenditures for each year, creating or incurring liens, and selling assets or granting guarantees, and prohibit declaring or paying dividends on common stock unless specifically permitted under the terms of the agreement. The Company has received waivers for all events of noncompliance with such covenants during the fiscal year ended January 31, 1993. The Company was not in compliance with all covenants at January 30, 1994. Accordingly, at that date, all amounts outstanding under the agreement are due on demand (See Note 11).

    (b) In August 1988, the Company sold $14,884,000 of subordinated debentures to a related party. Interest is payable semi-annually at 13.5%. Annual principal payments of $3,742,000 begin May 15, 1997 and the remaining balance is due May 15, 2000. Included in interest expense are $2,285,000 and $2,137,000 for the years ended January 30, 1994 and January 31, 1993, respectively, for the indebtedness.

    The debentures contain covenants, including limitations on indebtedness, liens, and the incurrence of other subordinated indebtedness, and restrict payments such as dividends on common stock. The Company has received waivers for all events of noncompliance with such covenants during the fiscal year ended January 31, 1993. At January 30, 1994, because of cross default provisions with respect to the agreement referred to in (a) above, all amounts outstanding at that date under the subordinated debentures also are due on demand and have been classified as currently payable (See Note 11).

    (c) RESTRUCTURING -- On June 22, 1992, the subordinated debentures were restructured and amended to provide, among other things, for the interest payments due on May 15 and November 15, 1992 to be made in the form of additional promissory notes ("accrual notes") in the principal amount of the interest payable at each date. The accrual notes will bear interest at 13.5% per annum, payable semi-annually, and $1,038,000 is due on March 15, 1994 with the balance due on November 15, 1994.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

4.  LONG-TERM DEBT (CONTINUED)
    In addition, an acquirer of the Class C Senior Convertible Stock (Note 6) acquired $5,000,000 of the subordinated debentures.

    Scheduled principal maturities of long-term debt classified as current for fiscal years subsequent to January 30, 1994 are as follows (in 000's):

YEARS ENDED
- - -----------
February 1, 1998.....................................................  $   3,742
January 31, 1999.....................................................      3,742
Thereafter...........................................................      7,400
                                                                       ---------
Total................................................................  $  14,884
                                                                       ---------
                                                                       ---------

    Unamortized deferred financing costs of $656,000 and $892,000 at January 30, 1994 and January 31, 1993, respectively, consist of professional and commitment fees incurred in connection with the Company's revolving and term loan facility and subordinated debentures. Such costs are being amortized on a straight-line basis over the terms of the related debt.

5.  PENSION PLAN
    The Company has a defined benefit pension plan for its hourly workers with benefits based on a fixed dollar rate per year of service. The plan assets are invested primarily in short-term bonds and in equity securities. The Company's funding policy is to contribute annually the minimum amount required by the applicable Internal Revenue Code regulation. In April 1992, as part of a series of cost reductions, the Company froze the hourly pension plan. As a result, there will be no new entrants to the plan and no additional benefits accruing to current participants beyond those earned as of the date the plan was frozen.

    The following presents the funded status of the plan (in 000's):

                                                                                JANUARY 30,  JANUARY 31,
                                                                                   1994         1993
                                                                                -----------  -----------
Actuarial present value of benefit obligation:
  Estimated accumulated benefit obligation, including vested benefits.........   $   2,076    $   1,866
                                                                                -----------  -----------
                                                                                -----------  -----------
Estimated accumulated vested obligation.......................................   $   1,857    $   1,709
                                                                                -----------  -----------
                                                                                -----------  -----------
Projected benefit obligation..................................................   $  (2,076)   $  (1,866)
Plan assets at market value...................................................       2,084        2,012
                                                                                -----------  -----------
Plan assets in excess of projected benefit obligation.........................           8          146
Unrecognized prior service cost...............................................          13           16
Unrecognized net gain.........................................................         (75)        (234)
                                                                                -----------  -----------
Accrued pension cost..........................................................   $     (54)   $     (72)
                                                                                -----------  -----------
                                                                                -----------  -----------

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

5.  PENSION PLAN (CONTINUED)
    Pension expense includes the following components (in 000's):

                                                                                JANUARY 30,    JANUARY 31,
                                                                                   1994           1993
                                                                                -----------    -----------
 Interest cost on projected benefit obligation................................  $     143      $     142
  Actual return on assets.....................................................       (151)          (102)
  Net amortization and deferral...............................................         (9)           (59)
                                                                                   ------         ------
  Net periodic pension income.................................................  $     (17)     $     (19)
                                                                                   ------         ------
                                                                                   ------         ------
Actuarial assumptions:
  Discount rate...............................................................       7.25%           8.0%
  Asset rate of return........................................................        8.0%           8.0%

    The Company has a trusteed profit-sharing plan, providing employees a deferred compensation (401(k)) provision and Company matching provision. Under the plan, eligible employees are permitted to contribute up to 15% of gross compensation into the plan, and the Company will match each employee contribution up to 4% of gross compensation at a rate established by the Board of Directors.

    The Company and its employees made the following contributions to the plan during the years ended (in 000's):

                                                                                JANUARY 30,    JANUARY 31,
                                                                                   1994           1993
                                                                                -----------    -----------
Employee contributions........................................................  $     752      $     672
Company matching contributions................................................        141            117
                                                                                    -----          -----
Total profit-sharing contributions............................................  $     893      $     789
                                                                                    -----          -----
                                                                                    -----          -----

6.  REDEEMABLE PREFERRED AND COMMON STOCK
    a. EXCHANGEABLE PREFERRED STOCK -- Each share of Exchangeable Preferred Stock is exchangeable for subordinated debentures due May 2, 2003 at the option of the Company, but, if not exchanged, must be redeemed at that date or upon sale of the Company, if earlier. The exchange rate and redemption price is $10.00 per share.

    b. CLASS A AND CLASS B CUMULATIVE EXCHANGEABLE SENIOR PREFERRED STOCK -- On June 13, 1990, the Company authorized and issued 1,375 shares each of Class A and Class B 30% Cumulative Exchangeable Senior Preferred Stock, $0.01 par value per share, for $1,000 per share. Each share of Class A and Class B preferred stock is, at the option of the Company, exchangeable for subordinated debentures due May 2, 2003, but if not exchanged, must be redeemed on that date or upon sale of the Company, if earlier. The exchange rate and redemption price is $1,000 per share.

    On June 22, 1992, the terms of the preferred stock were amended to reduce the annual dividend rate on the Class A and Class B Cumulative Exchangeable Senior Preferred Stock to 10% annually ($100 per share) from 30% annually ($300 per share), payable on January 15, and to reduce the dividend rate on the Exchangeable Preferred Stock to 10% annually ($1.00 per share) from 14% annually ($1.40 per share), payable on May 1. All dividends in arrears as of June 22, 1992 on the preferred shares were paid in kind in lieu of cash payments. For so long as the Class C, Class D, and Class E Preferred Stock is outstanding, future dividends on the Class A and Class B Cumulative Exchangeable Senior Preferred Stock and Exchangeable Preferred Stock must be paid in kind.

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

6.  REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED)
    Accrued and undeclared dividends at January 30, 1994 and January 31, 1993 were as follows (in 000's):

                                                                               1994    1993
                                                                               ----    ----
Class A Cumulative Exchangeable Senior Preferred Stock.......................  $ 10    $  9
Class B Cumulative Exchangeable Senior Preferred Stock.......................    11      10
Exchangeable Preferred Stock.................................................   321     251

    Such accrued and undeclared dividends have been added to the carrying values of the stock to which they accrue.

    Issuance fees totalling approximately $287,000 related to the Redeemable Preferred Stock were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending May 2, 2003.

    c. CLASS C SENIOR CONVERTIBLE PREFERRED STOCK -- On June 22, 1992, the Company issued 549,629 shares of Class C Senior Convertible Preferred Stock ("Class C Preferred Stock"), par value $0.01 per share, for $10,561,700. The Class C Preferred Stock is convertible into common stock at the option of the holder on a one-for-one basis. If unconverted, the Class C Preferred Stock must be redeemed on June 15, 1999 or upon sale of the Company, if earlier. The initial redemption price is $19.22 per share, increasing 10.0% per annum.

    Issuance fees totalling approximately $386,000 related to the Class C Senior Convertible Preferred Stock were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending June 15, 1999.

    d. CLASS D AND CLASS E SENIOR CONVERTIBLE PREFERRED STOCK -- On May 28, 1993, the Company issued 194,035 and 129,712 shares of Class D and Class E Senior Convertible Stock, respectively ("Class D and Class E Preferred Stock"), par value $0.01 per share, for $6,000,000 and $4,010,000, respectively. The Class D and Class E Preferred Stock is convertible into common stock at the option of the holder on a one-for-one basis. If unconverted, the Class D and Class E Preferred Stock must be redeemed on June 15, 1999 or upon sale of the Company, if earlier. The initial redemption price is $30.92 per share, increasing 10.0% per annum.

    Issuance fees totalling approximately $158,000 and $106,000, respectively, related to the Class D and Class E Preferred Stock, were deducted from the related paid-in capital at the time of issuance of these shares. Such fees are being amortized over the period ending June 15, 1999.

    The Class C, Class D and Class E Preferred Stock rank pari passu and are senior to the Exchangeable Preferred Stock and Class A and Class B Cumulative Exchangeable Senior Preferred Stock.

    e. COMMON STOCK -- Common stockholders have voting rights. Class B Common Stock is non-voting and convertible into common stock at the option of the stockholder at a conversion rate of 4.88884 shares of common stock for each share of Class B Common Stock. Class C Common Stock is nonvoting and convertible into common stock at the option of the stockholder at a conversion rate of 1 share of common stock for each share of Class C Common Stock.

7.  STOCK SPLIT
    On September 18, 1992, the Company amended and restated its charter which, among other things, reduced the number of preferred shares authorized for issuance to 3,000,000 and reduced the number of common shares authorized for issuance to 3,000,000. In addition, a reverse stock split of the Company's common stock, Class B Common Stock, and Class C Senior Convertible Preferred

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

7.  STOCK SPLIT (CONTINUED)
Stock was accomplished, whereby one share was issued to replace each 5.333332 shares outstanding at the date of the split. All share and per share data, for the year ended January 31, 1993, has been restated to reflect this split.

8.  STOCK OPTIONS (ALL DATA REFLECTS THE STOCK SPLIT DESCRIBED IN NOTE 7)
    In January 1989, the Company adopted a compensatory stock option plan (the "1989 Plan"). Under the 1989 Plan, the Company granted restricted stock options to purchase 41,759 shares of common stock at an exercise price of $2.00 or $19.22 per share to key executives and employees. The right to exercise a stock option was contingent upon the Company's achieving a cumulative earnings level within four years of the date of the Plan or upon length of service. Options are exercisable within ten years of the date of the grant. In addition, in June and December 1992, the Company granted certain key executives 71,875 restricted stock options at an exercise price of $19.22. The right to exercise these options is contingent upon the Company's achieving a cumulative earnings target through January 29, 1995. Options are exercisable within ten years of date of the grant. In August 1993, the Company adopted an additional compensatory stock option plan (the "1993 Plan"). Under the 1993 Plan, the Company granted restricted options to purchase 58,500 shares of common stock at an exercise price of $19.22 or $30.92 per share to key executives, directors and employees. The right to exercise these options is contingent upon the Company's achieving a cumulative earnings target through January 29, 1995. Options are exercisable within ten years of the date of grant.

    The following summarizes activity in the plans for the years ended:

                                                                         JANUARY 30,      JANUARY 31,
                                                                            1994             1993
                                                                       ---------------  ---------------
Shares authorized....................................................       172,134          113,634
                                                                       ---------------  ---------------
Outstanding shares granted, beginning of year........................       111,258           50,000
Shares granted.......................................................        39,300           79,475
Shares canceled......................................................        (7,204)         (18,217)
                                                                       ---------------  ---------------
Outstanding shares granted, end of year..............................       143,354          111,258
                                                                       ---------------  ---------------
Shares available for grant...........................................        28,780            2,376
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

    Options for approximately 45,770 and 43,237 shares of common stock are vested at January 30, 1994 and Janaury 31, 1993, respectively.

9.  LEASES
    The Company leases certain store premises and computer equipment. Certain leases contain renewal options. The store leases generally provide that the Company shall pay for property taxes, insurance and common area maintenance.

    Future minimum rentals required under noncancelable operating leases which have an original term of more than one year are as follows at January 30, 1994 (in 000's):

YEAR ENDED
- - ----------
January 29, 1995.................................................................  $    18,146
January 28, 1996.................................................................       17,252
February 2, 1997.................................................................       15,822
February 1, 1998.................................................................       14,131
January 31, 1999.................................................................       11,701
Thereafter.......................................................................       40,542
                                                                                   -----------
Total............................................................................  $   117,594
                                                                                   -----------
                                                                                   -----------

                         LEEWARDS CREATIVE CRAFTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED JANUARY 30, 1994 AND JANUARY 31, 1993

9.  LEASES (CONTINUED)
    Rental expense for operating leases was $15,882,000 and $13,547,000 for the years ended January 30, 1994 and January 31, 1993, respectively.

    Certain store leases have percentage rent lease provisions. Percentage rent paid totalled $258,000 and $182,000 for the years ended January 30, 1994 and January 31, 1993, respectively.

10. COMMITMENTS AND CONTINGENCIES
    The Company is a defendant in a number of claims encountered in the normal course of business. Management believes, based on advice of counsel, that the ultimate outcome of all these matters will have no material adverse effect on the Company.

    The Company had arranged for letters of credit totalling $343,000 and $153,000 as of January 30, 1994 and January 31, 1993, respectively, to secure inventory purchases.

11. SUBSEQUENT EVENT
    On May 10, 1994, the Company entered into an Agreement and Plan of Merger (the "Agreement") whereby it will merge with a subsidiary of Michaels Stores, Inc. ("Michaels") and thereby become a wholly owned subsidiary of Michaels. The merger is expected to close in July, 1994. The Agreement also provides that simultaneously with the closing, Michaels shall cause the Company to repay its long-term debt.

                              INDEX TO EXHIBITS

Exhibit
Number     Exhibit
- - ------     -------
  23       Consent of Deloitte & Touche